EXHIBIT 10.3

AMENDMENT TO AMENDED AND RESTATED
LOAN AGREEMENT

This Amendment (this “Amendment”), dated as of July 3 and effective July 7, 2017, by and between JPP, LLC and JPP II, LLC, each a Delaware limited liability company (together “JPP”) and CASCADE INVESTMENT, L.L.C., a Washington limited liability company (“Cascade”, and together with JPP, the “Initial Lenders”), and SEARS, ROEBUCK AND CO., SEARS DEVELOPMENT CO., INNOVEL SOLUTIONS, INC. (“Innovel”), BIG BEAVER OF FLORIDA DEVELOPMENT, LLC (“BBOFD”) and KMART CORPORATION, collectively as borrower (individually or collectively, as the context may require, jointly and severally, together with their respective permitted successors and assigns, “Borrower”), amends that certain Amended Restated Loan Agreement, dated as of May 22, 2017 (the “Loan Agreement”; all capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement).
WHEREAS, on May 22, 2017, Lender and Borrower entered into the Loan Agreement;
WHEREAS, Lender and Borrower desire to amend the Loan Agreement.
NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby represent, warrant, covenant and agree as follows:
Section 1.    Amendment of Loan Documents. Lender and Borrower hereby agree to amend the terms of the Loan Agreement as follows:
(a)     The last sentence of Section 2.1(b) is hereby deleted in it is entirety and replaced with the following:
“Borrower and Lender agree that, on July 7, 2017, the amounts reserved with Lender pursuant to this Section 2.1(b) shall be applied as follows: to the extent of available funds, an amount equal to the 2017 Loan Principal Indebtedness shall be applied by Administrative Agent (i) first, to the repayment of the 2017 Loan Principal Indebtedness (and allocated amongst the Lenders in accordance with the terms of the Co-Lender Agreement), without the consent or further action of any Person, (ii) second, to all other amounts then due and payable under the Loan Documents (including, without limitation, all out-of-pocket costs and expenses incurred by any Lender (including the reasonable fees and expenses of legal counsel, all title fees and premiums and all recording costs) and (iii) finally, after making the payments set forth in clause (i) and clause (ii) of this Section 2.1(b), all other amounts reserved with Lender that remain shall be distributed to the Borrower and shall no longer constitute Collateral for the Indebtedness; provided, however, that if an Event of Default occurred on or prior to July 7, 2017, then all amounts reserved with the Lender pursuant to this Section 2.1(b) shall be applied to the Indebtedness by Lender pursuant to Section 6.3 hereof.”

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Section 2.    Miscellaneous.
(a)    All of the terms and conditions of the Loan Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein. Except as expressly amended hereby (or waived pursuant to Section 1 above), the Loan Agreement and each of the other Loan Documents remains in full force and effect in accordance with its terms.
(b)    Borrower hereby represents and warrants that (i) Borrower has the power and authority to enter into this Amendment, to perform its obligations under the Loan Agreement as amended hereby, (ii) Borrower has by proper action duly authorized the execution and delivery of this Amendment by Borrower and (iii) this Amendment has been duly executed and delivered by Borrower and constitutes Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(c)    This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law.
(d)    Borrower hereby (1) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Loan Agreement and each of the other Loan Documents, (2) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of the Loan Agreement as amended hereby and the other Loan Documents, in each case, without impairment, and (3) represents, warrants and covenants that it is not in default under the Loan Agreement or any of the other Loan Documents beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against the Indebtedness.
(e)    Sears Holdings Corporation hereby (1) unconditionally approves and consents to the execution by Borrower of this Amendment and the modifications to the Loan Documents effected thereby, (2) unconditionally ratifies, confirms, renews and reaffirms all of its obligations under the Guaranty and the Environmental Indemnity (collectively, the “Guarantor Documents”), (3) acknowledges and agrees that its obligations under the Guarantor Documents remain in full force and effect, and shall continue to remain in full force during each Extension Term, binding on and enforceable against it in accordance with the terms, covenants and conditions of such documents without impairment and reaffirms such obligations under the Guarantor Documents to guaranty the obligations of Borrower under the Loan Agreement and other Loan Documents, and (4)  represents, warrants and covenants that (i) it is not in default under the Guaranty beyond any applicable notice and cure periods, (ii) there are no defenses, offsets or counterclaims against its obligations under the Guaranty and (iii) it has the power and authority to enter into this Amendment and has by proper action duly authorized its execution and delivery of this Amendment.
(f)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by

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facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Amendment.

[Signatures appear on following page]

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IN WITNESS WHEREOF, for good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the parties hereto have executed and delivered this Amendment as of the date first hereinabove set forth.

LENDER:

JPP, LLC,
a Delaware limited liability company

By: /s/ Edward S. Lampert
         Name: Edward S. Lampert
Title: Authorized Signatory

JPP II, LLC,
a Delaware limited liability company

By: /s/ Edward S. Lampert
         Name: Edward S. Lampert
Title: Authorized Signatory

CASCADE INVESTMENT, L.L.C., a Washington limited liability company By: /s/ Michael Larson Name: Michael Larson Title: Business Manager

Amendment to Loan Documents

BORROWER:
Sears, Roebuck and Co., a New York corporation
By:    /s/ Robert A. Riecker
Name:    Robert A. Riecker
Title:    Chief Financial Officer

Sears Development Co., a Delaware corporation
By:    /s/ Robert A. Riecker
Name:    Robert A. Riecker
Title:    Vice President

Innovel Solutions, Inc., a Delaware corporation
By:    /s/ Robert A. Riecker
Name:    Robert A. Riecker
Title:    Vice President

Big Beaver of Florida Development, LLC, a Florida limited liability company
By:    /s/ Robert A. Riecker
Name:    Robert A. Riecker
Title:    Vice President

Kmart Corporation, a Michigan corporation
By:    /s/ Robert A. Riecker
Name:    Robert A. Riecker
Title:    Controller and Head of Capital Market Activities

Amendment to Loan Documents

Solely with respect to Section 3(e) hereof:
GUARANTOR:

Sears Holdings Corporation, a Delaware corporation

By: /s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

Amendment to Loan Documents